DEFERRED COMPENSATION PLAN

                                       FOR

                           CERTAIN EXECUTIVE EMPLOYEES

                                       OF

                          ENVIRONMENT | ONE CORPORATION

















January 1, 1996

                           DEFERRED COMPENSATION PLAN

                                       FOR
                           CERTAIN EXECUTIVE EMPLOYEES
                                       OF
                          ENVIRONMENT | ONE CORPORATION


                                TABLE OF CONTENTS


ARTICLE I                  DEFINITIONS

ARTICLE II                 ELIGIBILITY AND PARTICIPATION

ARTICLE III                DEFERRED COMPENSATION BENEFIT

ARTICLE IV                 AMENDMENT AND TERMINATION

ARTICLE V                  CLAIMS PROCEDURE

ARTICLE VI                 MISCELLANEOUS

                           EXHIBIT A - PARTICIPATION AGREEMENT

                           EXHIBIT B - BENEFICIARY DESIGNATION

                           DEFERRED COMPENSATION PLAN

                                       FOR
                           CERTAIN EXECUTIVE EMPLOYEES
                                       OF
                          ENVIRONMENT | ONE CORPORATION

                                    PREAMBLE

                  Effective as of January 1, 1996, the Board of Directors of Environment / One Corporation adopted this non-qualified deferred compensation plan for a select group of management and highly compensated employees of Environment / One Corporation.
                  The purpose of this plan is to permit eligible employees to defer the receipt of future bonuses, to have the deferred bonuses applied to acquire shares of common stock of Environment / One Corporation, and to have the shares distributed at a future date selected by the employee or, if earlier, upon the employee's involuntary termination of employment.

                                    ARTICLE I

                                   DEFINITIONS

                  When used herein, the following words shall have the meanings set forth below, unless the context clearly indicates otherwise:

                  1.01 ACCOUNT shall mean the special unfunded memorandum account maintained by the Company on its books for a Participant in accordance with Article III. The term Account shall include any subaccount created to carry out the purposes of the Plan.

                  1.02 BENEFICIARY shall mean the individual designated by a Participant in accordance with Section 3.07 to receive the unpaid balance of the Participant's benefit under this Plan following the Participant's death.

                  1.03 BONUS shall mean the amount payable by the Company to a Participant with respect to a Plan Year pursuant to the Company's Senior Staff Compensation Plan.

                  1.04 COMPANY shall mean Environment / One Corporation and any successor.

                  1.05 PARTICIPANT shall mean an executive employee of the Company who is selected by the Board of Directors of the Company to participate in the Plan and who satisfies the eligibility provisions of Article II.

                  1.06 PARTICIPATION AGREEMENT shall mean the written agreement between the Company and a Participant, in the form attached as Exhibit A of the Plan, which sets forth the Participant's election to participate in the Plan, the amount of Bonus the Participant elects to defer for a Plan Year, the year as of which the deferred amount shall be paid, the form in which the deferred amount shall be paid, and such other terms and conditions determined by the Plan Administrator to be appropriate and consistent with the terms and purposes of the Plan.

                  1.07 PLAN shall mean the Deferred Compensation Plan for Certain Executive Employees of Environment / One Corporation.

                  1.08 PLAN ADMINISTRATOR shall mean the Chief Financial Officer of the Company, or such other person or entity designated by the Chief Executive Officer of the Company to carry out the administration of the Plan.

                  1.09 PLAN YEAR shall mean the calendar year.

                  1.10 SHARE shall mean a share of common stock of the Company, par value $0.10. Prior to the distribution of (actual) Shares pursuant to
Section 3.05, Shares shall mean the bookkeeping entry of the number of Shares credited to a Participant's Account in accordance with Section 3.04.

                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION

                  2.01 Eligibility. The Board of Directors of the Company shall designate the executive employees of the Company who shall be eligible to participate in the Plan for that Plan Year.

                  2.02     Participation Agreements.

                           (a) Each employee selected to participate in the Plan
shall become a Plan Participant following the employee's execution of a Participation Agreement.

                           (b) Pursuant to an executed Participation  Agreement,
a Participant may elect to defer any fixed percentage, up to a maximum of 75 percent, of the Participant's Bonus otherwise payable with respect to a particular Plan Year. Each Participant also shall designate the year as of which, and the form in which, the deferred amount (adjusted for earnings/losses) shall be paid.

                           (c) A new  Participation  Agreement  must be executed
with respect to each Plan Year and must be returned to the Plan Administrator prior to the first day of the Plan Year to which the Participation Agreement relates; provided, however, that, for the Plan Year an executive employee first becomes eligible to participate in the Plan, the Participation Agreement must be returned to the Plan Administrator no later than 30 days after the executive employee becomes eligible to participate and the Participation Agreement shall apply only to Bonus earned after the executed Participation Agreement is received by the Plan Administrator.

                           (d)  Participation  Agreements shall remain effective
until modified or revoked in accordance with Section 2.03.

                  2.03 Modification of Participation Agreements. A Participant may elect to delay the year as of which, and/or change the form in which, amounts deferred for a particular Plan Year (adjusted for earnings/losses) shall be paid. Any such election to delay the year, and/or to change the form, of payment shall be made by delivering a written notice of modification (in a form provided by the Plan Administrator) to the Plan Administrator at least 18 months prior to the Plan Year of payment originally selected by the Participant. (For example, an election to delay the year, and/or to change the form, of a payment scheduled to be made in the 2001 Plan Year must be delivered to the Plan Administrator by December 31, 1999.) Only one election to delay the year of payment, and only one election to change the form of payment, may be made with respect to amounts deferred for a particular Plan Year.

                                   ARTICLE III
                          DEFERRED COMPENSATION BENEFIT

                  3.01 Accounts. The Company shall maintain a separate Account for each Participant to which Bonuses, Company contributions and Shares shall be credited in accordance with this Article III. Separate subaccounts also shall be maintained to the extent necessary to carry out the purposes of this Plan.

                  3.02 Bonus Deferral Credits. The Company shall credit to each Participant's Account the amount of Bonus deferred by the Participant pursuant to the Participation Agreement in effect for the Participant for the Plan Year. Deferred amounts shall be credited to the Participant's Account as soon as reasonably possibly following the date the Bonus would have been paid to the Participant in the absence of an effective Participation Agreement.

                  3.03     Company Contribution Credits.

                           (a) In  addition  to Bonus  deferrals  credited  to a
Participant's Account pursuant to Section 3.02, the Company shall credit to a Participant's Account an additional amount equal to 25 percent of the Bonus deferral credit. (For example, if a Participant's Bonus deferral credit equals $10,000, the Company contribution credit pursuant to this Section 3.03 shall equal $2,500.)

                           (b)  Company  contribution  credits  (and any  Shares
attributable to those credits, as described in Section 3.04) shall be forfeited by a Participant, if the Participant's employment with the Company terminates for any reason, other than the Participant's retirement, death or total disability, within 36 months following the Plan Year for which the Company contribution is credited. (For example, Company contribution credits (and/or related Shares) for the 1996 Plan Year shall be forfeited by a Participant, if the Participant's employment with Company terminates on or before December 31, 1999, for any reason other than the Participant's retirement, death or total disability.) Company contribution credits (and/or related Shares) forfeited pursuant to this subsection (b) shall be applied to reduce the Company contribution credit (and/or to satisfy the conversion to Shares described in Section 3.04) required for the Plan Year in which the forfeiture occurs; forfeited credits and/or Shares shall not be reallocated to other Participants.

                  3.04     Conversion of Credits to Shares.

                           (a) The total of Bonus  deferral  credits and Company
contribution credits credited to a Participant's Account for a Plan Year pursuant to Sections 3.02 and 3.03 shall be converted to an equivalent number of Shares.

                           (b)  For  purposes  of  the  conversion  required  by
subsection (a), the price for each Share shall be the average selling price for (actual) Shares during the month of January of the Plan Year of deferral. (For example, the average selling price for Shares during January 1996 shall be used to determine the number of Shares that will be credited to a Participant's Account when the Bonus deferral and Company contribution credits for 1996 are converted to Shares.)

                           (c) Upon the conversion of Bonus deferral and Company
contribution credits to Shares pursuant to this Section 3.04, a Participant's Account will be credited with a number of whole and fractional Shares. The value of the Participant's Account, therefore, shall increase (and decrease) in the same manner, and to the same extent, the value of (actual) Shares increases (and decreases).

                           (d)  Notwithstanding  the  foregoing  of this Section
3.04, nothing in this Plan or in any related document shall require the Company or the Plan Administrator to make any specific investment of any asset of the Company or shall give any Participant or Beneficiary a right to any investment the Company may make, in its sole discretion, to help the Company satisfy its obligation under this Plan. As provided in Section 6.03, this Plan shall be entirely unfunded.

                  3.05     Distribution of Shares.

                           (a) Subject to modifications  made in accordance with
Section 2.03, and subject to the forfeiture provisions of Section 3.03, a Participant's Account shall be distributed as of the year, and in the form, selected by the Participant in the applicable Participation Agreement; provided that all distributions shall be made in (actual) Shares (with fractional Shares paid in cash) and shall be made (or commence) on July 1 of the Plan Year of distribution selected by the Participant.

                           (b)  A  Participant   may  elect  to  receive  Shares
credited for a Plan Year in a single distribution or in substantially equal annual installments, up to a maximum of 10 annual installments.

                           (c)  Notwithstanding  the  foregoing  of this Section
3.05, to the extent "vested," all Shares credited to a Participant pursuant to this Plan shall be distributed in a single distribution as of the first day of the month following the date of the Participant's death, total disability (as determined by the Company), or involuntary termination of employment with the Company for any reason.

                  3.06     Payment Upon Hardship.

                           (a)  Notwithstanding  the provisions of Section 3.05,
the Company may distribute to a Participant such portion of the Participant's Plan benefit that is necessary to alleviate an "immediate and heavy financial need" of the Participant.

                           (b) For purposes of subsection (a), an "immediate and
heavy financial need" shall mean a financial hardship resulting from an emergency or other unforeseeable circumstances beyond the control of the Participant, which hardship cannot be alleviated from other resources reasonably available to the Participant. The determination of an "immediate and heavy financial need," and the amount necessary to alleviate the need, shall be determined by the Compensation Committee of the Board of Directors of the Company in its sole discretion. Participants may request distributions pursuant to this Section by filing a written application with the Compensation Committee of the Board of Directors of the Company.

                           (c)  Distributions   made  in  accordance  with  this
Section shall be made in a single distribution to the Participant.

                           (d) Participants who receive a distribution  pursuant
to this Section shall be precluded from making elective deferrals under the Plan for the remainder of the Plan Year during which the hardship distribution is made, and for the entire ensuing Plan Year.

                  3.07     Beneficiaries.

                           (a)  Distributions  of Plan benefits shall be made to
the Participant if living, and if not, to the Participant's Beneficiary. A Participant may designate a Beneficiary upon becoming a Participant, and may change such designation at any time, by filing a written designation, in the form attached as Exhibit B, with the Plan Administrator.

                           (b) If upon  the  death  of a  Participant  no  valid
designation of a Beneficiary is on file with the Plan Administrator, or the benefit is not claimed by any Beneficiary within a reasonable period of time after the death of the Participant, the benefit shall be distributed to the Participant's estate.

                                   ARTICLE IV
                            AMENDMENT AND TERMINATION

                  4.01 Amendment and Termination. The Company intends to maintain the Plan until all benefits are distributed pursuant to the Plan. However, the Company reserves the right to amend or terminate the Plan at any time. Any such amendment or termination shall be made pursuant to resolutions of the Board of Directors of the Company. No amendment or termination of the Plan shall directly or indirectly deprive any Participant of any portion of any benefit which has accrued prior to the effective date of the resolution amending or terminating the Plan. Notwithstanding any other provision in the Plan to the contrary, the Plan shall terminate automatically upon the final distribution of all amounts payable hereunder.

                  4.02 Corporate Successors. This Plan shall be binding upon the successors and assigns of the Company. The Company shall use its reasonable efforts to ensure that any successor to the Company adopts, and agrees to be bound by, the Plan.

                                    ARTICLE V
                                CLAIMS PROCEDURE

                  5.01 Written Request. A Participant or Beneficiary seeking unpaid Plan benefits must submit a written request for benefits to the Plan Administrator.

                  5.02 Notice of Denial. If a request for benefits is wholly or partially denied, notice of the denial, prepared in accordance with Section 5.03, shall be furnished to the claimant within a reasonable period of time, not to exceed 90 days, after receipt of the request by the Plan Administrator, unless special circumstances require an extension of time for processing the request. If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date on which the Plan Administrator expects to render a decision.

                  5.03 Content of Notice. The Plan Administrator shall provide every claimant whose request for benefits is denied a written notice setting forth, in a manner calculated to be understood by the claimant, the following:

                           (a) a specific reason or reasons for the denial;

                           (b)  specific   references  to  the  pertinent   Plan
provisions upon which the denial is based;

                           (c) a  description  of  any  additional  material  or
information necessary for the claimant to perfect the request and an explanation of why such material or information is necessary; and

                           (d) an explanation of the Plan's review procedure, as
set forth in Sections 5.04 and 5.05.

                  5.04 Review Procedure. The purpose of the review procedure set forth in this Section and Section 5.05 is to provide a procedure by which a claimant under the Plan may have a reasonable opportunity to appeal a denial of a request for benefits to the Plan Administrator for a full and fair review. To accomplish that purpose, the claimant (or the claimant's duly authorized representative) may:

                           (a) review pertinent Plan documents; and

                           (b) submit issues and comments in writing.

A claimant (or the claimant's duly authorized representative) may request a review by filing a written application for review with the Plan Administrator at any time within 60 days after receipt by the claimant of written notice of the denial of the claimant's request for benefits.

                  5.05 Decision on Review. A decision on review of a denied request for benefits shall be made in the following manner:

                           (a) The  decision on review shall be made by the Plan
Administrator. The Plan Administrator shall make a decision promptly, but not later than 60 days after receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If such an extension of time for review is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension.

                           (b) The decision on review shall be in writing, shall
be written in a manner calculated to be understood by the claimant, and shall include specific reasons for the decision and specific references to the pertinent Plan provisions upon which the decision is based.

                                   ARTICLE VI
                                  MISCELLANEOUS

                  6.01 No Effect on Employment Rights. Nothing contained in this Plan shall confer upon any Participant the right to be retained in the service of the Company nor limit the right of the Company to discharge or otherwise deal with the Participant without regard to the existence of the Plan.

                 6.02      Change of Control.

                           (a)  Notwithstanding  anything  in  the  Plan  to the
contrary, if the Company shall incur a change of control, (i) all Company contribution credits (and all related Shares) shall be become nonforfeitable (i.e., shall become "vested") as of the date of the change of control, (ii) all Shares credited pursuant to the Plan (those previously vested and those that become vested pursuant to (i)) shall be converted to their cash equivalent, determined as of the date of the change of control, (iii) such cash equivalent shall be reflected in the Account of each affected Participant and shall thereafter be credited with interest at a rate equal to the "prime rate," as published in The Wall Street Journal on the first publication date of each Plan Year, plus 200 basis points, and (iv) Account balances (adjusted for interest) shall be distributed at the time and in the form selected by the Participant in each applicable Participation Agreement.

                           (b) For purposes of this  Section  6.02, a "change of
control" shall mean the purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the Company's assets.

                  6.03     Funding.

                           (a)  The  Plan,  at  all  times,  shall  be  entirely
unfunded for income tax purposes and for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                           (b) No  Participant  or  Beneficiary  shall  have any
interest in any particular assets of the Company by reason of the right to receive a benefit under this Plan, and any such Participant or Beneficiary shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan.

                           (c) Nothing  contained in the Plan shall constitute a
guarantee by the Company or any entity or person that the assets of the Company will be sufficient to pay any benefit hereunder.

                           (d)  Notwithstanding  the  foregoing  of this Section
6.03, the Company shall establish a grantor trust (commonly referred to as a "rabbi trust") to provide the Company with a source of assets to assist the Company in satisfying its liabilities under this Plan. The Company shall contribute to the trust such cash, Shares and/or other property that the Company shall deem necessary and appropriate to satisfy its obligations under this Plan. The establishment and maintenance of the trust shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation to a select group of the Company's management and highly compensated employees.

                  6.04 Withholding. Compensation and earnings deferred, and benefit payments made, pursuant to the Plan shall be subject to withholding for income, FICA and other employee payroll taxes, withholding taxes, or other similar taxes that the Company may be required by law to withhold.

                  6.05 Spendthrift Provision. No benefit payable under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge prior to actual receipt thereof by the payee. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge prior to such receipt shall be void. The Company shall not be liable in any manner for or subject to the debts, contracts, liabilities, or torts of any person entitled to any benefit under this Plan.

                  6. 06    Administration.

                           (a) The Plan  Administrator  shall be responsible for
the general operation and administration of the Plan and for carrying out its provisions. Notwithstanding the foregoing sentence, the Plan Administrator may delegate to employees of the Company responsibility for such administrative duties as the Plan Administrator may deem necessary or appropriate. The Plan Administrator also may engage such actuaries, accountants, counsel or other persons to perform such services with respect to the Plan as the Plan Administrator may deem necessary or appropriate.

                           (b) The Plan  Administrator  shall have the authority
and discretion to construe, interpret and apply all the terms and provisions of the Plan, including any uncertain or disputed terms or provisions of the Plan. All actions and decisions of the Plan Administrator, including any exercise of the Plan Administrator's authority and discretion to construe, interpret and apply uncertain or disputed terms or provisions of the Plan, shall be binding and conclusive upon each Participant, Beneficiary, claimant, and the Company. All actions and decisions of the Plan Administrator shall be given deference in all courts of law and no such action or decision shall be overturned or set aside by any court of law unless found to be arbitrary and capricious, or made in bad faith.

                  6.07 Disclosure. Each Participant shall receive a copy of the Plan.

                  6.08 Governing Law. The Plan is established under, and shall be governed and construed according to, the laws of the State of New York, to the extent such laws are not preempted by ERISA.

                  6.09 Severability. If one or more provisions of the Plan, or any part thereof, shall be determined by a court of competent jurisdiction to be invalid or unenforceable, then the Plan shall be administered as if such invalid or unenforceable provision had not been contained in the Plan. The invalidity or unenforceability of any Plan provision, or any part thereof, shall not affect the validity and enforceability of any other Plan provision or any part thereof.

                  The Company caused this Plan to be executed by a duly authorized officer to be effective as of January 1, 1996.




                                                   ENVIRONMENT / ONE CORPORATION

Dated: December 29, 1995                           By: /s/ Philip W. Welsh
                                                       -------------------------

                                    EXHIBIT A

                           DEFERRED COMPENSATION PLAN
                                       FOR
                           CERTAIN EXECUTIVE EMPLOYEES
                                       OF
                          ENVIRONMENT / ONE CORPORATION


                          1996 PARTICIPATION AGREEMENT

                  This sets forth the Participation Agreement entered into between Environment / One Corporation ("Company") and ____________________ ("Participant") pursuant to the Deferred Compensation Plan for Certain Executive Employees of Environment / One Corporation ("Plan").

                                    Recitals

                  A. The Company established the Plan effective as of January 1, 1996.

                  B. The Company selected Participant to participate in the Plan.

                  C. The Plan provides that, to become a participant in the Plan, Participant must enter into this Participation Agreement.


                                      Terms

                  1. Company's Duties. The Company hereby acknowledges that it has selected Participant to participate in the Plan, and agrees to distribute to (or on behalf of) Participant the benefits provided under the Plan, subject to all terms and conditions of the Plan.

                  2. Deferral Election. Unless revoked or modified by Participant pursuant to the Plan, Participant hereby elects to participate in the Plan during 1996 and to defer any bonus otherwise payable to Participant for 1996 pursuant to the Company's Senior Staff Compensation Plan as follows:

Percentage of 1996 Bonus to be Deferred (maximum 75 percent):          ________%

Date Distribution of Plan Benefit Should be Made or Commence: July 1,  ________

Form in Which Distribution Should be Made (circle one):      Single Distribution
                                                                     or
                                               ___ Annual Installments (max. 10)

                  3. Participant's Duties. Participant hereby acknowledges that Participant has read and understands the terms and conditions of the Plan, and agrees to be bound by, and subject to, all the terms and conditions of the Plan.

                                   PARTICIPANT

                                            ENVIRONMENT / ONE CORPORATION

______________________________              By:_________________________________

Date:__________________________             Date: ______________________________

                                    EXHIBIT B


                           DEFERRED COMPENSATION PLAN
                                       FOR
                           CERTAIN EXECUTIVE EMPLOYEES
                                       OF
                          ENVIRONMENT / ONE CORPORATION

                             BENEFICIARY DESIGNATION


                  Pursuant to Section 3.07 of the Deferred Compensation Plan for

Certain Executive Employees of Environment / One Corporation ("Plan"),

I, ____________________,
   Participant

hereby designate _________________, my __________________, as the beneficiary of
                 Beneficiary

amounts payable upon my death in accordance with the terms of the Plan.


                  My Beneficiary's current address is __________________________

______________________________________________________________________________ .


Dated: ________________                           ______________________________
                                                      Participant's Signature



_______________________
       Witness